Exhibit 99.1

          McAfee, Inc. Reports Third Quarter Revenue of $222 Million

   Adds a Record 903,000 Net New Consumer Subscribers Bringing Total Online
              Consumer Subscriber Base to More Than 6.3 Million

    SANTA CLARA, Calif., Oct. 28 /PRNewswire-FirstCall/ -- McAfee, Inc. (NYSE: MFE) today announced that for the third quarter ended Sept. 30, 2004, consolidated net revenue was $222 million. On a GAAP basis, McAfee's third quarter net earnings were $118 million, or $0.70 per share -- diluted. On a non-GAAP basis, net earnings for the third quarter were $31 million, or $0.18 per share -- diluted. GAAP earnings include a $189 million gain on the sale of the Sniffer assets.

    Financial Highlights

    -- Revenue excluding Sniffer and Magic grew 28% year over year.

    -- McAfee demonstrated year over year revenue growth across all regions with North America growing 17%, EMEA growing 36%, APAC growing 141%, Japan growing 65% and Latin America growing 37%.

    -- The McAfee Online Consumer revenue grew 127% year over year and added a record 903,000 net new subscribers, bringing the total McAfee Online Consumer Service subscriber number to 6.3 million.

    -- McAfee IntruShield demonstrated significant growth with a 136% increase in year over year revenue.

    -- Deferred revenue grew by $31 million to end the quarter at $521 million, with the quarter end balance excluding deferred revenue previously associated with the Sniffer business.

    -- McAfee ended the quarter with cash and cash equivalents of $867 million, which includes the receipt of $217 million for the Sniffer assets and cash expenditures during the quarter of $77 million to repurchase approximately four million shares of McAfee common stock and $265 million to retire the company's 5.25% convertible subordinated debt.

    Financial Outlook

    -- McAfee raised its revenue guidance for the fourth quarter of 2004 to between $218 million and $222 million, with non-GAAP net earnings of $0.21 at the middle of the range. These numbers reflect the addition of Foundstone in the fourth quarter.

    -- The company also raised full year 2005 revenue guidance to between $820 million and $850 million, with non-GAAP net earnings of $1.05 at the middle of the range. These numbers reflect the addition of Foundstone and McAfee's strong performance in the second and third quarters of 2004.

    "Our overall performance was very strong in the third quarter and was driven by growth in consumer and IntruShield," said George Samenuk, chairman and chief executive officer of McAfee. "Our non-GAAP operating margins more than doubled over the second quarter and we remain committed to achieving a 25% non-GAAP operating margin by June of 2005."

    Business Highlights

    -- McAfee acquired Foundstone on October 1st for $86 million, less various adjustments. Foundstone is a leader in vulnerability management with a widely respected Professional Services organization that provides security consulting and product services.

    -- McAfee began shipping VirusScan(R) Enterprise 8.0i, the industry's first next generation anti-virus solution, combining anti-virus, host-based intrusion prevention and system firewall technology to provide advanced end-point security.

    -- McAfee continued its IPS market leadership with IDC and Infonetics
       Research reporting IntruShield as the worldwide leader in network intrusion prevention, and Frost & Sullivan awarding McAfee the "2004 Frost & Sullivan Technology Leadership Award" for intrusion detection and prevention.

    -- The company accelerated its focus on small to medium-sized businesses
       (SMBs), introducing McAfee(R) Managed Mail Protection, a new offering that provides integrated anti-spam and anti-virus capabilities for SMBs through an automated email managed service; and McAfee IntruShield 1400 IPS sensor, which was designed to proactively protect SMBs, establishing McAfee as the first and only company to offer IPS solutions for customers of all sizes -- enterprises, SMBs and consumers.

    -- Channel focus continued in the third quarter with the launch of the new
       McAfee Partner Relationship Management (PRM) infrastructure, a Web-based system that optimizes partner relationships by providing them with tools, such as product collateral, online sales and technical training, needed to support their customers and prospects; and the extension of McAfee intrusion prevention solutions in the channel through an expanded agreement with MOCA, a division of Arrow Electronics.

    -- The company delivered several new versions of its corporate solutions in the third quarter including:
       -- McAfee(R) WebShield(R) Appliance 3.0 Software, providing anti-virus protection, content scanning and, as part of an optional upgrade, spam protection at the Internet gateway
       -- McAfee Entercept 5.0, offering advanced host intrusion prevention, firewall integration, expanded attack signatures, increased enterprise scalability and extended management capabilities
       -- McAfee SpamKiller, targeting certain phishing-specific
          characteristics through its monthly rule set engine updates (RENUs) -- McAfee(R) ePolicy Orchestrator(R) (ePO(TM)) 3.5, enabling administrators to proactively mitigate the risk of rogue, noncompliant systems, and enjoy unmatched, comprehensive management of system security
       -- McAfee(R) E-Business Server, providing end-to-end protection for the secure transfer of critical data between corporate and partner networks

    -- The McAfee Consumer product line for 2005 was launched in the third quarter and includes new versions of:
       -- McAfee VirusScan(R), offering enhanced anti-spyware technology and faster, more efficient scanning
       -- McAfee SpamKiller(R), including enhanced spam and scam filters that specifically address phishing scams and malicious spam
       -- McAfee(R) Personal Firewall Plus, incorporating intrusion prevention elements into its feature set, helping to protect users against identity theft and other cyber threats
       -- McAfee(R) Privacy Service, delivering enhanced identity theft protection and ad blocking

    -- McAfee products received industry recognition in the third quarter including:
       -- McAfee Active Virus Defense(R) took first place out of twelve vendors in a competitive evaluation of anti-virus management tools to win SC Magazine's "Best Buy" Award
       -- McAfee IntruShield won a competitive review by Miercom Labs, an independent networking and communications testing organization
       -- McAfee VirusScan consumer edition achieved the overall highest ranking in two recent comparative evaluations conducted by AV-Comparatives, an independent testing organization, surpassing
          12 other competing security vendors
       -- McAfee VirusScan consumer edition, recognized by PC Magazine, stating that it " ... performs well in testing and goes beyond simple virus removal with its behavior-based WormStopper(TM) and detection of possibly unwanted programs.
       -- McAfee VirusScan consumer edition, recognized by Smart Computing for having " ... plenty of tools designed to deliver comprehensive system protection."
       -- McAfee VirusScan consumer edition named "Product of the Week" from
          Computer Totaal in the Netherlands
       -- McAfee SpamKiller consumer edition awarded "Editor's Choice" by
          PC Magazine in France
       -- McAfee named "IT Vendor of the Year" by the Dixons Stores Group in
          Europe

    -- Security threats reached a significant milestone in the third quarter where the McAfee AVERT research team officially released protection for the 100,000th malicious threat, an Sdbot variant, with the addition of its 4391 DATs.

    -- McAfee continued to demonstrate thought leadership and technology innovation with the grant of U.S. Patent 6,725,377 entitled "Method and System for Updating Anti-Intrusion Software," which updates attack pattern information and is the eighth IPS patent in the company's portfolio.

    Conference Call Information

    -- The company will host a conference call today at 1:30 p.m. Pacific,
       4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-396-5756 (U.S.) or 773-756-0221 (international), pass code: MFE.

    -- Attendees should dial in at least 15 minutes prior to the conference call.

    -- A replay of the call will be available until November 27, 2004 by calling 866-461-2747 (U.S.), or 203-369-1361 (international).

    -- A Web cast of the call may also be found on the Internet at:
       http://phx.corporate-ir.net/phoenix.zhtml?c=104920&p=irol-IRHome (due to the length of the URL, you may need to copy and paste it into your browser).

    About McAfee, Inc.
    McAfee, Inc., headquartered in Santa Clara, Calif., creates best-of-breed intrusion prevention and risk management solutions. McAfee's market-leading security products and services help large, medium and small businesses, government agencies, and consumers prevent intrusions on networks and protect computer systems from critical threats. Additionally, through the Foundstone Professional Services division, leading security consultants provide security expertise and best practices for organizations. For more information, McAfee, Inc. can be reached at 972-963-8000 or on the Internet at http://www.mcafee.com/ .

    NOTE: McAfee, AVERT, Foundstone, VirusScan, WebShield, SpamKiller, ePolicy Orchestrator, ePO and IntruShield are registered trademarks or trademarks of McAfee, Inc. and/or its affiliates in the U.S. and/or other countries. The color red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Disclosure Statements
    Non-GAAP net earnings excludes interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain on sale of assets and technology, loss on redemption of debt, restructuring charges, and payments associated with the transition services agreement with Network General. McAfee's management uses pro forma earnings results to evaluate the company's operating performance and believes that excluding these items enhances management's and its investors' ability to evaluate McAfee's comparable historical operating results. McAfee's management believes that all disclosures are adequate to make the information presented not misleading. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.
    McAfee is unable to provide a non-GAAP to GAAP reconciliation of projected fourth quarter of 2004 and full-year 2005 net earnings and net earnings per share. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time or, in the case of stock options, the amount of any compensation charge (credit) related to stock options depends on changes in the trading price of McAfee's common stock.
    McAfee estimates that every $1 increase, if any, over its stock price on September 30, 2004, would have increased its third quarter stock-based compensation charge by approximately $0.4 million. With respect to the other items, it is estimated that (i) for the fourth quarter 2004 restructuring charges will be in the range of $1.0 million and $1.5 million based on activities taken prior to the fourth quarter 2004 but excluding restructuring activities that may be taken during or after the quarter, (ii) for the fourth quarter 2004 and full-year 2005 amortization expense will be approximately $3.3 million and $12.6 million on intangibles and trademarks, and $3.9 million and $15.3 million on purchased technology and (iii) for the fourth quarter and full-year 2005 other payments related to the IntruVert acquisition will be approximately $0.3 million. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions.

    Forward-Looking Statements
    The foregoing contains forward-looking statements which include those regarding expected operating results for the fourth quarter of 2004 and full-year 2005; McAfee's continued commitment to and investment in the SMB business and related products and channel partners so as to expand in this market segment; and new product introductions and related product benefits. Actual results could vary perhaps materially and the expected results may not occur. McAfee may not capitalize on growth opportunities in new or existing markets, the company may be unable to expand successfully in the SMB segment, notwithstanding related commitment or related investment; the company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product offerings or the company may not satisfactorily anticipate or meet its customers' needs or expectations. McAfee may not achieve the desired savings or other related benefits from its ongoing restructuring and acquisition activities, including the recently completed acquisition of Foundstone, on a timely basis or at all; McAfee's business, including its sales force and internal finance and IT operations, may be disrupted or otherwise strained due to company cost saving measures and post-closing obligations to provide transitional and other support services to Network General. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand. More information on risks and uncertainties related to McAfee and its business may be found in filings with the SEC.

    Introduction to Tables
    Non-GAAP net earnings excludes interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain on sale of assets and technology, loss on redemption of debt, restructuring charges, and payments associated with the transition services agreement with Network General.


                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)


                                              September 30,      December 31,
                                                   2004              2003

    Assets:
       Cash and marketable securities             $847,033          $766,257
       Restricted cash                              20,282            20,547
       Accounts receivable, net                     87,243           170,218
       Prepaid expenses and other current
        assets                                      97,920            97,616
       Assets held for sale                            --             24,719
       Property and equipment, net                  96,971           111,672
       Deferred taxes                              284,483           359,746
       Goodwill, intangibles and other
        long term assets, net                      485,204           569,723
             Total assets                       $1,919,136        $2,120,498


    Liabilities:
       Accounts payable                            $21,760           $32,099
       Accrued liabilities                         115,085           147,281
       Liabilities related to assets held
        for sale                                       --             23,310
       Deferred revenue                            521,127           459,557
       Convertible debt                                --            347,397
       Other long term liabilities                 196,190           222,765
             Total liabilities                     854,162         1,232,409

    Stockholders' equity:
       Common stock                                  1,684             1,621
       Treasury stock                             (149,972)           (4,707)
       Additional paid-in capital                1,226,220         1,087,625
       Deferred stock-based compensation              (268)             (598)
       Accumulated other comprehensive income       30,871            34,027
       Accumulated deficit                         (43,561)         (229,879)
             Total stockholders' equity          1,064,974           888,089
             Total liabilities and
              stockholders' equity              $1,919,136        $2,120,498


                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                       Three Months Ended  Nine Months Ended
                                         September 30,       September 30,
                                         2004      2003      2004      2003

    Net revenue                        $221,633  $227,775  $666,389  $664,114

    Cost of net revenue                  31,461    34,500    99,548    99,787
    Amortization of purchased
     technology                           2,812     3,435     9,481     7,952

       Gross profit                     187,360   189,840   557,360   556,375

    Operating costs:

       Research and development (A)      38,989    46,705   128,714   138,087

       Marketing and sales (B)           82,945    91,405   272,017   267,105

       General and administrative (C)    32,928    29,042    93,445    85,688

       Reimbursement from transition
        services agreement               (3,671)      --     (3,671)     --

       (Gain) loss on sale/disposal of
        assets and technology (D)      (187,179)      --   (232,583)     867

       Litigation settlement                --        --    (24,991)     --

       Amortization of intangibles        3,448     3,637    10,537    12,369

       Restructuring costs                8,549       257    11,421    22,864

       Restatement costs                    --      7,381      (250)    8,336

       Divestiture expense                  --        --        803      --

       In process research and
        development                         --        --        --      6,600

       Acquisition retention bonuses
        and severance                       634     1,320     2,674     2,619

       Total operating costs            (23,357)  179,747   258,116   544,535

       Income from operations           210,717    10,093   299,244    11,840

    Interest and other income, net        4,350     4,397    11,848    14,961
    Interest expense on convertible
     debt                                  (540)   (1,222)   (3,418)   (6,427)
    Gain on sale of securities              --        --        246      --
    Loss on redemption of debt          (15,070)      --    (15,070)   (2,727)

       Income before provision for
        income taxes and
         cumulative effect of change
          in accounting principle       199,457    13,268   292,850    17,647

    Provision for income taxes           81,309     2,494   106,532     3,050

       Income before cumulative effect
        of change in accounting
         principle                      118,148    10,774   186,318    14,597

    Cumulative effect of change in
     accounting principle, net of tax      --         --       --      11,142

       Net income                      $118,148   $10,774  $186,318   $25,739

    Net income per share - basic          $0.75     $0.07     $1.16     $0.16
    Net income per share - diluted (E)    $0.70     $0.07     $1.08     $0.16

    Shares used in per share
     calculation - basic                158,151   160,347   160,321   160,086
    Shares used in per share
     calculation - diluted              172,103   164,141   180,192   164,398


       (A) Includes stock-based compensation charges of $575 and $2,202 for the three months ended September 30, 2004 and 2003, respectively, and $2,147 and $3,520 for the nine months ended September 30, 2004 and 2003, respectively.

       (B) Includes stock-based compensation charges of $203 and $2,795 for the three months ended September 30, 2004 and 2003, respectively and $890 and $3,209 for the nine months ended September 30, 2004 and 2003, respectively.

       (C) Includes stock-based compensation charges of $485 and $839 for the three months ended September 30, 2004 and 2003, respectively and $892 and $2,033 for the nine months ended September 30, 2004 and 2003, respectively.

       (D) Includes stock-based compensation charges of $991 for the three and nine months ended September 30, 2004.

       (E) In computing net income per share on a diluted basis for the three and nine months ended September 30, 2004 net income has been increased to $119,694 and $193,879, respectively, which includes $1,546 and $7,561, respectively, for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis include an additional 10.6 million and 16.2 million shares, respectively, that would have been outstanding if the diluted securities had been converted as of the beginning of the period.


                          McAFEE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                       Three Months Ended  Nine Months Ended
                                         September 30,       September 30,
                                         2004      2003      2004      2003

        Net revenue                    $221,633  $227,775  $666,389  $664,114

        Cost of net revenue              31,461    34,500    99,548    99,787
        Amortization of purchased
         technology                         --        --        --       --

          Gross profit                  190,172   193,275   566,841   564,327

        Operating costs:

          Research and development       38,414    44,503   126,567   134,567

          Marketing and sales            82,742    88,610   271,127   263,896

          General and administrative     32,443    28,203    92,553    83,655

          Reimbursement from
           transition services agreement    --        --        --       --

          (Gain) loss on sale/disposal
           of assets and technology         --        --        --       --

          Litigation settlement             --        --        --       --

          Amortization of intangibles       --        --        --       --

          Restructuring costs               --        --        --       --

          Restatement costs                 --        --        --       --

          Divestiture expense               --        --        --       --

          In process research and
           development                      --        --        --       --

          Acquisition retention
           bonuses and severance            --        --        --       --

          Total operating costs         153,599   161,316   490,247   482,118

        Income from operations           36,573    31,959    76,594    82,209

        Interest and other income, net    4,350     4,397    11,848    14,961
        Interest expense on
         convertible debt                   --        --        --       --
        Gain on sale of securities          --        --        --       --
        Loss on redemption of debt          --        --        --       --

          Income before provision for
           income taxes                  40,923    36,356    88,442    97,170

        Provision for income taxes       10,231     9,089    22,111    24,293

          Pro forma net income          $30,692   $27,267   $66,331   $72,877

        Net income per share - diluted    $0.18     $0.15     $0.37     $0.40

        Shares used in per share
         calculation - diluted (A)      172,103   183,233   180,192   183,490


        (A) The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of
        19.1 million shares for the three and nine months ended September 30, 2003, and an increase of 10.6 million and 16.2 million shares for the three and nine months ended September 30, 2004. The convertible debt was redeemed on August 20, 2004.

        The accompanying reconciliation of pro forma condensed consolidated statements of income to the condensed consolidated statements of income is an integral part of the above pro forma financial information. The Company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.


                          McAFEE, INC. AND SUBSIDIARIES
     RECONCILIATION OF CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
                TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)


                                        Three Months Ended  Nine Months Ended
                                           September 30,      September 30,
                                           2004     2003      2004     2003

    McAfee, Inc. pro forma net income     $30,692  $27,267   $66,331  $72,877

     Amortization of purchased
      technology                           (2,812)  (3,435)   (9,481)  (7,952)

     Amortization of intangibles           (3,448)  (3,637)  (10,537) (12,369)

     Stock compensation charge             (1,263)  (5,836)   (3,929)  (8,762)

     Restructuring costs                   (8,549)    (257)  (11,421) (22,864)

     Restatement costs                        --    (7,381)      250   (8,336)

     In process research and development      --       --        --    (6,600)

     Divestiture expense                      --       --       (803)     --

     Transition services agreement          3,671      --      3,671      --

     Acquisition retention bonuses and
      severance                              (634)  (1,320)   (2,674)  (2,619)

     Litigation settlement                    --       --     24,991      --

     Interest expense on convertible debt   (540)  (1,222)   (3,418)  (6,427)

     Gain on sale of securities               --       --        246      --

     Gain (loss) on sale/disposal of
      assets and technology               187,179      --    232,583     (867)

     Loss on redemption of debt           (15,070)     --    (15,070)  (2,727)

     Provision for income taxes           (71,078)   6,595   (84,421)  21,243

     Cumulative effect of change in
      accounting principle                    --       --        --    11,142

    McAfee, Inc. consolidated net income $118,148  $10,774  $186,318  $25,739

    Net income per share - diluted          $0.70    $0.07     $1.08    $0.16

    Shares used in per share calculation
     - diluted                            172,103  164,141   180,192  164,398


     McAfee, Inc.
     Bookings by Product Family
     (in thousands)                  Q3'04           Q2'04           Q1'04

       The New McAfee          $250,883   99%  $266,010   87%  $222,865   86%

       Corporate Security      $134,142   53%  $161,662   53%  $135,698   52%
         - Enterprise            56,563   22%    77,561   25%    57,353   22%
         - SMB                   62,117   25%    65,953   21%    71,226   27%
         - IntruShield           15,462    6%    18,148    6%     7,119    3%

       Consumer Security       $116,741   46%  $104,348   34%   $87,167   34%
         - McAfee.com            80,971   32%    73,402   24%    62,041   24%
         - Retail                35,770   14%    30,946   10%    25,126   10%

       McAfee Research               --     0%       --     0%       --     0%

       Sniffer                    1,511    1%    41,427   13%    33,996   13%
       Magic                        --     0%       (65)   0%     2,574    1%
       PGP                          --     0%       --     0%       --     0%

       Total MFE               $252,394  100%  $307,372  100%  $259,435  100%


     McAfee, Inc.
     Bookings by Product Family
     (in thousands)                  Q4'03           Q3'03            Q2'03

       The New McAfee          $252,780   72%  $216,153   76%  $182,882   74%

       Corporate Security      $179,600   51%  $142,253   50%  $136,036   55%
         - Enterprise            90,613   26%    67,053   24%    66,858   27%
         - SMB                   76,436   22%    68,363   24%    68,193   27%
         - IntruShield           12,551    4%     6,837    2%       985    0%

       Consumer Security        $73,180   20%   $73,900   26%   $46,846   19%
         - McAfee.com            49,400   14%    48,277   17%    31,908   13%
         - Retail                23,780    7%    25,623    9%    14,938    6%

       McAfee Research             --      0%      --      0%      --      0%

       Sniffer                   76,748   22%    49,731   18%    50,700   20%
       Magic                     19,378    6%    16,321    6%    14,677    6%
       PGP                          --     0%       --     0%       --     0%

       Total MFE               $348,906  100%  $282,205  100%  $248,259  100%


     McAfee, Inc.
     Revenue by Product Family
     (in thousands)                  Q3'04           Q2'04           Q1'04

       The New McAfee          $211,446   95%  $187,241   82%  $173,973   79%

       Corporate Security      $118,198   53%  $116,458   52%  $125,633   57%
         - Enterprise            50,836   23%    56,883   25%    52,615   24%
         - SMB                   54,441   25%    49,391   22%    66,409   30%
         - IntruShield           12,921    6%    10,184    5%     6,609    3%

       Consumer Security       $ 91,712   41%  $ 68,953   31%   $46,980   20%
         - McAfee.com            56,518   25%    46,514   20%    41,524   17%
         - Retail                35,194   16%    22,439   10%     5,456    3%

       McAfee Research            1,536    1%     1,830    1%     1,360    1%

       Sniffer                   10,187    5%    38,438   17%    42,253   20%
       Magic                        --     0%       --     0%     2,850    1%
       PGP                          --     0%       --     0%       --     0%

       Total MFE               $221,633  100%  $225,679  100%  $219,077  100%


     McAfee, Inc.
     Revenue by Product Family
     (in thousands)                  Q4'03           Q3'03            Q2'03

       The New McAfee          $190,960   70%  $165,589   73%  $151,018   70%

       Corporate Security      $128,299   47%  $114,690   50%  $107,587   50%
         - Enterprise            65,345   24%    54,635   24%    51,214   24%
         - SMB                   53,831   20%    54,577   24%    55,463   26%
         - IntruShield            9,122    3%     5,478    3%       910    0%

       Consumer Security        $61,310   23%   $48,383   21%   $39,998   18%
         - McAfee.com            35,619   14%    24,882   11%    21,827   10%
         - Retail                25,691    9%    23,501   10%    18,171    8%

       McAfee Research            1,351    0%     2,517    1%     3,433    2%

       Sniffer                   63,933   24%    47,745   21%    49,590   23%
       Magic                     17,329    6%    14,441    6%    16,110    7%
       PGP                          --     0%       --     0%       307    0%

       Total MFE               $272,222  100%  $227,775  100%  $217,025  100%


SOURCE  McAfee, Inc.
    -0-                             10/28/2004
    /CONTACT:  media, Dana Lengkeek, +1-408-346-5184, or investors,
Kelly Blough, +1-408-346-3481, both of McAfee, Inc./
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20040426/MCAFEELOGO
              AP Archive:  http://photoarchive.ap.org
                PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.mcafee.com /
    (MFE)

CO:  McAfee, Inc.
ST:  California
IN:  CPR HTS NET STW
SU:  ERN CCA